UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2012

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 13, 2012, Commercial Metals Company (the “Company”) issued a press release (the “Press Release”) announcing the completion of the sale to an undisclosed and unaffiliated third-party of the assets related to the welded pipe mill and seamless pipe mill of the Company’s former Croatian Pipe Mill and wholly-owned subsidiary, CMC Sisak d.o.o., for a total consideration of U.S. $6,650,000. These assets were part of the assets excluded from the sale on June 1, 2012, of all of the outstanding shares of CMC Sisak to Industrielle Beteiligung SA (a member of the Steel Making Division of the Danieli Group). Certain assets of CMC Sisak still remain in the Company’s possession and the Company is continuing to market those assets. Deutsche Bank Securities Inc. assisted the Company as the financial advisor on this transaction. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this Form 8-K.

99.1	Press Release dated June 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: June 13, 2012
	By:	/s/ Ann J. Bruder
	Name:	Ann J. Bruder
	Title:	Senior Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 13, 2012.